EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-77162, 33-38208, 33-61846, 33-56535), and
in the Prospectus constituting part of the Registration Statement on Form S-3 (SEC File No. 33-56533), of Tech-Sym Corporation of our report dated February 20, 1997, appearing on page 40 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.

PRICE WATERHOUSE LLP
Houston, Texas
March 28, 1997
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